Exhibit 5

ORBCOMM Inc.
2115 Linwood Ave., Suite 100
Fort Lee, New Jersey 07024

December 21, 2006

ORBCOMM Inc.
2115 Linwood Ave., Suite 100
Fort Lee, New Jersey 07024

                 Re:  Opinion Letter - ORBCOMM Inc. 2004 Stock Option Plan

Ladies and Gentlemen:

                 I am General Counsel and Senior Vice President of ORBCOMM Inc., a Delaware corporation (the “Company”), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,464,374 shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”), which may be delivered from time to time pursuant to the ORBCOMM Inc. 2004 Stock Option Plan (the “Plan”).

                 I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed, including the Registration Statement and the corporate proceedings taken by the Company in connection with the authorization of the shares of Common Stock to be delivered from time to time pursuant to the Plan. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Securities Act, any newly issued shares of Common Stock delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and nonassessable.

                 I hereby consent to the reference to me and this opinion in the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.

                 I express no opinion herein as to any laws other than the laws of the State of New York, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

Very truly yours, /s/ Christian G. Le Brun Christian G. Le Brun